Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES CEO SUCCESSION

Riverside, Calif. – October 25, 2023 – Provident Financial Holdings, Inc. (“Company” or “Provident”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank” or “Provident”), today announced that Craig G. Blunden, Chairman and Chief Executive Officer (“CEO”), is retiring from his management positions as CEO of the Company and the Bank effective January 1, 2024.  Mr. Blunden will transition from serving as CEO and will become non-executive Chairman of the Board of the Company and Bank subsequent to his retirement from executive management duties and responsibilities.  In conjunction with Mr. Blunden’s retirement, Donavon P. Ternes will be appointed President and CEO of the Company and Bank effective January 1, 2024.  Mr. Ternes will continue to serve in his current role as President, Chief Operating Officer, and Chief Financial Officer until January 1, 2024.  The Company and Bank is in the process of identifying the successor to Mr. Ternes for the Chief Financial Officer position and will provide further information in a subsequent announcement once the details have been finalized.  The Chief Operating Officer position will remain unfilled subsequent to January 1, 2024.

Mr. Blunden commented, “Management succession is a significant responsibility of the Board of Directors and reflects many years of thoughtful consideration about the future leadership of Provident.  Donavon has been with Provident for 23 years, holding key leadership positions, including the last 12 as President of the Company and Bank in addition to his other duties and responsibilities.  We are confident that Provident, with Donavon’s leadership and the remarkable abilities of his colleagues, will continue our community banking focus which is conservative, and easily understood, and has served our local customers and communities very well.  Donavon understands and embraces the fact that we are a true community bank.”  Mr. Blunden went on to say, “It has been my privilege to serve Provident for over 49 years and I look forward to continuing my association with Provident as non-executive Chairman.”

Mr. Ternes commented, “It is hard to overstate Craig’s achievements with Provident over his 49-year career including his instrumental role in connection with the conversion from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and the simultaneous issuance of common stock in the public offering in June 1996.  Just as important, Craig has an extensive background of community service in the Inland Empire and has served on several boards and committees in the financial services industry.  Perhaps most distinguished was his appointment by the Federal Reserve Board to a two-year term on the Thrift Institutions Advisory Council in Washington, D.C., and his election by banking industry colleagues to the board of directors of the Federal Home Loan Bank of San Francisco where he served for 16 years.  His steady leadership and dedication have served our constituencies well, and I am pleased that his wisdom and insight will be retained as he fulfills his duties as non-executive Chairman.”  Mr.

Ternes continued, “I appreciate the Board’s confidence in me to lead Provident and I’m proud to be part of our 67-year history.”

About Provident

With over $1.3 billion in total assets and 13 retail banking centers, Provident is the largest independent community bank headquartered in Riverside County, California, and has been serving the financial needs of its community since 1956.  Provident’s community banking operations primarily consist of accepting deposits from customers and businesses within the communities surrounding its full-service offices and investing those funds in single-family, multi-family, commercial real estate, construction, commercial business, consumer, and other loans.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

Contact:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer